SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549



                       	     FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): June 2, 1999



          		 BLOWOUT ENTERTAINMENT, INC.
          (Exact Name of Registrant as Specified in Charter)



DELAWARE                   0-21327                    84-0498950
(State or other     (Commission File Number)   (IRS Employer Identification
Jurisdiction of							                                    	No.)
Incorporation)

                           7700 NE AMBASSADOR PLACE
                         ONE AIRPORT CENTER, 2{ND} FLOOR
                               PORTLAND, OREGON                   97220
                    (Address of Principal Executive Office)     (Zip Code)


      Registrant's telephone number, including area code:  (503) 331-2729



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     As previously reported on March 22, 1999, Blowout Entertainment, Inc. (the "Registrant") entered into an Asset Purchase Agreement. The Asset Purchase Agreement was with MGA Inc. d/b/a/ Movie Gallery ("Movie Gallery") pursuant to which the Registrant agreed to sell substantially all of its assets to Movie Gallery for an aggregate purchase price of $2.4 million (the "Asset Sale"), as amended on March 29, 1999. The Registrant's execution of the Asset Purchase Agreement occurred immediately prior to the filing of its Chapter 11 petition with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On May 14, 1999, the Bankruptcy Court issued an order authorizing the Asset Sale and related transactions. Registrant completed the Asset Sale effective May 17, 1999. The transfer of assets to Movie Gallery represented an arm's-length transaction and was negotiated in good faith between the parties. Movie Gallery is not affiliated with the Registrant, its officers, directors or principal stockholders. Movie Gallery is expected to continue the Registrant's approximately 90 store-within-a-store video rental and sales operations. Approximately $2.3 million of the purchase price applied solely towards the payment of a secured creditor and costs and expenses of the transaction.

ITEM 7.   FINANCIAL   INFORMATION,  PRO  FORMA  FINANCIAL  INFORMATION  AND
EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Not applicable as financial statements have been previously reported.

     (B)  PRO FORMA FINANCIAL INFORMATION

          Not applicable as the pro forma financial statements have been previously reported.


     (C)  EXHIBITS

     2.1 Asset Purchase Agreement, dated March 22, 1999, by and between Blowout Entertainment, Inc. and M.G.A., Inc., (incorporated by reference to Form 8-K/A of Blowout Entertainment, Inc. filed April 9, 1999).

     2.2 Amendment to Asset Purchase Agreement, dated March 29, 1999, by and between Blowout Entertainment, Inc. and M.G.A., Inc., (incorporated by reference to Form 8-K/A of Blowout Entertainment, Inc. filed April 9, 1999).




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BLOWOUT ENTERTAINMENT, INC.
                                   (Registrant)


                                   By:  /S/ THOMAS D. BERKOMPAS
                                        Thomas D. Berkompas, Vice President
                                   	    and Chief Financial Officer


     Dated: June 2, 1999